UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2008

Lodgian, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14537	52-2093696
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3445 Peachtree Road, NE, Suite 700, Atlanta, Georgia		30326
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	404-364-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 9, 2008, Lodgian, Inc. (the "Company") appointed Joseph F. Kelly, 51, as Vice President of Hotel Operations. Mr. Kelly replaces James McGrath, who resigned from the Company effective November 13, 2008. In this role, Mr. Kelly will be responsible for the daily operations of the Company's hotels, including sales and marketing and revenue management.

Mr. Kelly has over 25 years of experience in the hospitality industry and has been employed by the Company since 2002. Prior to his promotion, Mr. Kelly served in roles of increasing responsibility with Lodgian as Regional Director of Sales and Marketing from November 2002 to September 2004; Regional Operations Manager from September 2004 to January 2008; and as Regional Vice President of Operations since January 2008.

Mr. Kelly has a degree in Business Administration from the State University of New York at Buffalo, New York and served as an Adjunct Professor in the Hotel and Restaurant Management program at Tompkins Cortland Community College from 1997 to 2001.

In connection with Mr. Kelly's promotion, his annual base salary was set at $235,000. The Company made no other changes to Mr. Kelly's compensation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lodgian, Inc.

December 15, 2008	By:	Daniel E. Ellis

Name: Daniel E. Ellis
Title: Senior Vice President, General Counsel & Secretary